POWER OF ATTORNEY
Know all by these presents that the undersigned hereby
constitutes and appoints Joseph Kennedy and
William OConnor, and each of them signing singly, his
true and lawful attorney-in-fact to:
(1)	to execute for and on behalf of the undersigned,
in the undersigneds capacity as a Director of
Eyetech Pharmaceuticals, Forms 3, 4 and 5 in
accordance with Section 16(a) of the Securities
Act of 1934, as amended (the Exchange Act), and
the rules thereunder:
(2)	do and perform any and all acts on behalf of the
undersigned which may be necessary or desirable
to complete the execution of any such Form 3,
Form 4 or Form 5 and the timely filing of such
form with the United States Securities and
Exchange Commission and any stock exchange or
similar authority; and
(3)	take any other action of any type whatsoever in
connection with the foregoing which in the
opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed by such
attorney in fact on behalf of the undersigned
pursuant to this power of attorney shall be in
such form and shall contain such terms and
conditions as such attorney in fact may approve
in his or her discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorneys-in-fact substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4 and 5 with respect to the undersigneds
holdings of, and transactions in, securities issued by
Eyetech Pharmaceuticals, Inc. unless earlier revoked
by the undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 11st day of
May, 2005.
By:  /s/ Phillip Satow
     Director